Exhibit 99.1

News Release

Charlotte's Web Announces Shareholder Meeting Voting Results and Re-Election of Board Members

DENVER, CO. – June 16, 2023 - (TSX:CWEB) (OTCQX:CWBHF) Charlotte's Web Holdings, Inc. ("Charlotte's Web" or the "Company") is pleased to announce the results from its 2023 annual general meeting of Company shareholders (the “Shareholders”) held on June 15, 2023 via live audio webcast (the "Meeting").

At the Meeting, each of the incumbent directors were duly re-elected as directors of the Company and all other items, as detailed in the Company's Proxy Statement dated April 28, 2023, were also approved.

Given that certain of the directors received less than majority support at the Meeting, each such director has complied with the Company’s majority voting policy (the “Majority Voting Policy”) and has provided an offer to resign from the Board (the “Offers”) to the Board. The Board will, in accordance with the Majority Voting Policy, make a determination in due course on whether or not to accept any Offers. A further update will be provided promptly following the Board’s determination. A copy of the Majority Voting Policy is available on the Company’s website at www.charlottesweb.com.

The results of the vote for the election of directors to the board of directors of the Company (the “Board”) were as follows:

Nominee	# Votes For	% Votes For	# Votes Withheld	% Votes Withheld
Jonathan Atwood	59,504,185	97.7%	1,380,788	2.3%
John Held	20,028,855	32.9%	40,856,118	67.1%
Thomas Lardieri	20,037,933	32.9%	40,847,040	67.1%
Alicia Morga	20,075,843	33.0%	40,809,130	67.0%
Jacques Tortoroli	20,216,364	33.2%	40,668,609	66.8%
Susan Vogt	59,433,399	97.6%	1,451,574	2.4%

Detailed results of the matters considered at the Meeting are reported in the Report of Voting Results as filed on the Company's SEDAR profile at www.sedar.com.

About Charlotte’s Web Holdings, Inc.

Charlotte's Web Holdings, Inc., a Certified B Corporation headquartered in Denver, is the market leader in innovative hemp extract wellness products under a family of brands that includes Charlotte's WebTM, CBD MedicTM, and CBD ClinicTM. Charlotte’s Web whole-plant CBD extracts come in full-spectrum and broad-spectrum options, including ReCreateTM by Charlotte’s Web, the world’s only broad-spectrum CBD certified NSF for Sport®, which is the official CBD of Major League Baseball©. Charlotte's Web branded premium quality products start with proprietary hemp genetics that are American farm-grown using organic and regenerative cultivation practices. The Company's hemp extracts have naturally occurring botanical compounds including cannabidiol ("CBD"), CBC, CBG, terpenes, flavonoids, and other beneficial compounds. The Company's CW Labs R&D division advances hemp science at a center of excellence in Louisville, Colorado. Charlotte’s Web product categories include CBD oil tinctures (liquid products) CBD gummies (sleep, stress, exercise recovery), CBD capsules, CBD topical creams and lotions, as well as CBD pet products for dogs. Through its substantially vertically integrated business model, Charlotte’s Web maintains stringent control over product quality and consistency with 20+ product lot testing for quality assurance. Charlotte’s Web products are distributed to retailers and health care practitioners throughout the U.S.A, and online through the Company's website at www.charlottesweb.com.

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Forward-Looking Information

Certain information in this news release constitutes forward-looking statements and forward-looking information within the meaning of applicable securities laws (collectively, "forward-looking information"). In some cases, but not necessarily in all cases, forward looking information can be identified by the use of forward-looking terminology such as "plans", "targets", "expects" or "does not expect", "is expected", "an opportunity exists", "is positioned", "estimates", "intends", "assumes", "anticipates" or "does not anticipate" or "believes", or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might", "will" or "will be taken", "occur" or "be achieved". In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information.

Statements containing forward-looking information are not historical facts, but instead represent management's current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such statements containing forward-looking information. Although these statements containing forward-looking information are based on assumptions the Company considers to be reasonable based on the information available on the date such statements are made, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking information.

The material factors and assumptions used to develop the forward-looking information herein include, but are not limited to, international and political considerations; regulatory changes; and the factors discussed throughout the "Risk Factors" section of the Company's most recently filed annual information form available on www.SEDAR.com and in the Company's most recently filed Annual Report on Form 10-K and quarterly report on Form 10-Q as amended, and other filings with the Securities and Exchange Commission available on www.SEC.gov. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For more information:

Cory Pala

Director of Investor Relations

(720) 484-8930

Cory.Pala@CharlottesWeb.com

Media Inquiries: Media@CharlottesWeb.com